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                                                                    Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated January 22, 1997 relating to the consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows of Lithium Technology Corporation and subsidiary for the period July 21, 1989 (date of inception) to December 31, 1996 included in its Form 10-KSB for the year ended December 31, 1998 filed with the Securities and Exchange Commission.


                                                     /s/ WISS & COMPANY, LLP




Philadelphia, Pennsylvania
January 31, 2000